UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 20, 2015 (May 19, 2015)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual stockholders meeting (the “Annual Meeting”) of Range Resources Corporation (the “Company”) was held on Tuesday, May 19, 2015 at 9:00 a.m. Central Time at the Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street in Fort Worth, Texas. As of March 27, 2015, the record date for the Annual Meeting, there were 168,996,100 shares of common stock issued and outstanding. A quorum of 153,943,218 shares of common stock was present or represented at the Annual Meeting. The board of directors has elected Mr. James M. Funk to the role of lead independent director.

The matters submitted to a vote of security holders at the Annual Meeting were as follows:

1.	Stockholders elected each of the Company’s ten nominees for directors to serve a term of one year to expire at the 2016 Annual Meeting or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
Anthony V. Dub	141,685,772	98.47%	2,082,546	113,167	10,061,733
V. Richard Eales	142,123,653	98.77%	1,642,968	114,864	10,061,733
Allen Finkelson	141,481,884	98.33%	2,284,711	114,890	10,061,733
James M. Funk	142,366,602	98.94%	1,402,093	112,790	10,061,733
Christopher A. Helms	143,097,790	99.45%	611,609	172,086	10,061,733
Jonathan S. Linker	141,277,826	98.19%	2,489,935	113,724	10,061,733
Mary Ralph Lowe	143,237,725	99.55%	531,437	112,323	10,061,733
Kevin S. McCarthy	138,932,649	96.56%	4,832,991	115,845	10,061,733
John H. Pinkerton	142,359,891	98.94%	1,406,432	115,162	10,061,733
Jeffrey L. Ventura	140,514,288	97.65%	2,731,762	635,435	10,061,733

2.	Stockholders approved, on an advisory basis, the compensation of the Named Executive Officers.

Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
138,586,881	96.32%	4,924,669	369,935	10,061,733

3.	Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, as set forth below:

Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
153,223,640	99.53%	607,173	112,405	—

4.	The stockholder proposal to adopt a “proxy access” bylaw was approved:

Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
87,435,806	60.76%	56,119,765	325,914	10,061,733

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole
David P. Poole
Senior Vice President-General Counsel and Corporate Secretary

Date: May 20, 2015

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